                                                                    EXHIBIT 10.9

                                 LEASE AGREEMENT

               This Lease Agreement is made and entered into at Columbia, Tennessee, on this, the _____ day of February, 1998, by and between Bertrand L. Taylor, hereinafter referred to as LANDLORD, and Office Master of Texas, Inc., hereinafter referred to as TENANT, both of which expressions shall include the respective successors, heirs, assigns and personal representatives of the parties.

                              W I T N E S S E T H:

               WHEREAS, LANDLORD desires to lease to TENANT, the premises hereinafter described, and the parties have agreed upon the terms and conditions of the Lease Agreement, which terms and conditions are set forth hereinafter.

               NOW, THEREFORE, for and in consideration of the mutual advantages to the respective parties, the parties agree as follows:

               1. PREMISES: LANDLORD hereby lets and leases to TENANT the premises described on the attached Schedules A and B:

               2. TERM: This Lease is for a period of ten (10) years and six (6) days beginning on the 1st day of February, 1998, and ending on the 31st day of January, 2008.

               3. RENT: TENANT covenants and agrees to pay, without demand to LANDLORD at 100 Overbrook Court, Columbia, Tennessee, or such other place as LANDLORD may from time to time designate, as rent for the Leased Premises during the term of this Lease the sum of $3,553,930.80 payable at the initial rate of $29,616.09 per month commencing on February 1, 1998, and on the first day of each month thereafter. If not paid within five (5) days after the due date, said rental shall bear interest at the Base Rate of First Farmers & Merchants National Bank plus two (2%) percent. The rent shall be adjusted by LANDLORD on February 1, 1999, and every twelve (12) months thereafter. The lease rate is based upon a valuation of the property and the capitalized value of the equipment listed on Schedule A hereto (an aggregate value of $2,342,936) of $2,342,956.00 amortized over 10 years from the effective date of this Lease at an interest rate equal to the Base Rate of First Farmers & Merchants National Bank, Columbia, Tennessee. Said rate is defined as that rate set by First Farmers & Merchants National Bank from time to time as such Bank's Base Rate and is currently 8.95%. The annual rent shall be recalculated on the first day of each new twelve-month period of the term of this Lease using the remaining unamortized value of the property and the capital equipment shown on Schedule A over the remaining term of this Lease using the then effective Base Rate.

               4. IMPROVEMENTS AND ALTERATIONS: TENANT shall have the right during the continuance of this Lease to make improvements and alterations on the Leased Premises as may be proper and necessary for the conduct of TENANT'S business; provided, however, that TENANT obtains the written consent of LANDLORD for any alterations or improvements, which consent will not be unreasonably withheld. At the sole option of LANDLORD, any such improvements and alterations shall become the property of LANDLORD at the termination of this Lease. If LANDLORD elects not to take such improvements, TENANT agrees to restore the premises to their condition at the time of the beginning of this Lease.

               Except as otherwise provided, furnishings and trade fixtures installed on the Leased Premises by TENANT and paid for by TENANT, including, without limitation, any cranes and crane ways and any other fixtures installed by TENANT (other than the capitalized equipment shown on Schedule A which shall deemed to be the property of LANDLORD) shall remain the property of TENANT and may be removed upon the termination of this Lease, provided: a) that any of such as are fixed to the Leased Premises and require severance may be removed only if TENANT shall repair any damage caused by such removal to restore the Leased Premises in substantially the same condition as that when rented; and b) that TENANT shall have fully performed all of the covenants and agreements to be performed under the provisions of this Lease. It is further agreed that TENANT shall return the Leased Premises in as good a condition as that on the initial date of the term of the lease including repainting, repairing and cleaning up of the Leased Premises.

               5. HOLD HARMLESS, PUBLIC LIABILITY AND INSURANCE: TENANT will indemnify LANDLORD and hold LANDLORD harmless against all claims, demands and judgments for loss, damage or injury to property or person, which shall result or occur by reason of the use and/or occupancy of the Leased Premises, other than a loss, damage or injury to property or person which occurred prior to the commencement of the term of this Lease or a loss, damage or injury arising from a condition of the leased premises, or circumstance or event affecting the leased premises prior to the commencement of the Lease, as to which LANDLORD indemnified and holds harmless TENANT to the same extent as TENANT'S indemnification of LANDLORD herein provided. Each such indemnification shall include the costs and attorney's fees incurred by LANDLORD or TENANT, as the case may be, in defending any such claims, demands and judgments. In furtherance of this agreement, but in no way limited thereby, TENANT shall obtain casualty insurance for full value and liability insurance insuring this indemnification in an amount not less than $5,000,000.00 (combined single limit) with LANDLORD being named as an additional insured under said policy. TENANT shall pay the costs of such insurance and provide evidence of such insurance to LANDLORD within ten (10) days from the execution of this Lease. All personal property of any kind that may at any time be used, left or placed on the premises during the term of this Lease shall be at the sole risk of the TENANT.

               6. UTILITIES AND TAXES: TENANT shall pay all state and city real property taxes assessed against the premises during the term of this Lease. TENANT shall further pay any charges for electricity, water, gas, sewage, heat, telephone or other utilities which may be used, rendered, or supplied upon or in connection with the Leased Premises.

               7. TOTAL OR PARTIAL DESTRUCTION OF PREMISES: Should the building on which the leased premises are located be totally or substantially destroyed by fire, explosion, tornado, acts of God, or any unforeseen cause over which TENANT has no control, so that such leased premises are unfit for the conduct of TENANT'S business, the LANDLORD may, at his option, repair such damage or LANDLORD shall have the right, by giving notice to TENANT, to terminate this lease, said termination to be effective upon receipt of the notice, and all rents and other charges shall be adjusted to the date of such destruction. If, however, such damage is only partial, and TENANT'S business is only temporarily closed or inconvenienced, then LANDLORD may promptly repair such damage and, during the time from the occurrence of such damage until the premises are restored, TENANT shall be liable only for such as the proportionate part of the premises which are usable shall bear to the whole of the same, and upon restoration of such improvements, the rent herein provided for shall be restored and shall be payable as herein provided.

         8. TRANSFER OF LEASE: TENANT may not assign or sublet the Premises, either in whole or in part, without the prior written consent of
LANDLORD; provided that (i) TENANT may freely assign or sublet the leased premises to any affiliate of TENANT (Aaffiliate being defined in Rule 405 promulgated under the Securities Act of 1933, as amended), and (ii) TENANT may assign or sublet the leased premises to any person who acquires all or substantially all of the capital stock or assets of TENANT with the prior written consent of LANDLORD, which consent shall not be unreasonably withheld. Unless LANDLORD shall have consented in writing to the release of TENANT from liability for the payment of rent upon an assignment or sublease (which consent shall not be unreasonably withheld), any assignment or sublease shall contain a provision that TENANT is not released from liability and that Assignee or Sublessee shall assume and hold LANDLORD harmless for any liability to Somervell County, Texas, under an agreement between it and LANDLORD dated April, 1997. Consent to one assignment or subletting will not be deemed a consent to any other. In the event of any assignment or subletting, TENANT shall remain fully responsible under this Lease.

               9. USE OF PREMISES: The premises shall be used only for the manufacturing of mobile offices or other modular building structures or components and related purposes. TENANT will not at any time use or occupy the Premises in violation of laws, ordinances, or regulations of any government or agency having jurisdiction or in violation of LANDLORD's insurance contract(s) or in any manner creating a nuisance.

               10. RESPONSIBILITY FOR REPAIRS AND MAINTENANCE: TENANT shall be responsible for all repairs to all portions of the leased premises; provided, however, LANDLORD shall be responsible for repairs resulting from defective construction of the building. TENANT has inspected the premises and accepts them in the present condition as is. TENANT shall keep the premises, including without limitation, interior walls, floors, ceilings and light fixtures, clean and in good repair at all times. TENANT will promptly replace all glass broken during the said term with glass of the same quality.

               11. RIGHT OF ENTRY: LANDLORD may at reasonable times and with reasonable notice to TENANT enter the Premises to inspect them and make any repairs required by Section 10 that TENANT has failed to make, and during the one hundred eighty (180) days preceding the expiration of this Lease, may show the Premises to persons who may wish to lease same, provided TENANT'S occupancy is not interfered with. If LANDLORD makes any repairs required to be made by TENANT under Section 10, TENANT shall pay LANDLORD as additional rent a sum equal to the amounts expended by LANDLORD plus interest thereon at the Base Rate of First Farmers & Merchants National Bank plus two (2%) percent within ten (10) days after LANDLORD presents TENANT with a statement setting forth the repairs made and the amounts expended.

               12. LANDLORD'S REMEDIES ON DEFAULT: If default is made in the payment of said rent, or any part thereof, or in the observance or performance of any of the terms, conditions or agreements herein contained, LANDLORD shall have the following remedies:

               a) Within ten (10) days after any due date of the payment of rent or within ten (10) days after LANDLORD gives written notice to TENANT of TENANT'S material default or breach in the observance or performance of the terms, conditions or agreements herein contained, or if such breach cannot be cured reasonably within such ten (10) day period and TENANT fails to commence and diligently proceed to cure such breach within a reasonable time not to exceed thirty (30) days, LANDLORD may sue to collect any and all sums which may accrue to it by virtue of the provisions of this Lease, or for any and all damage that may accrue by virtue of the breach of this Lease or both, TENANT hereby waiving all demand for rent.

               b) Within ten (10) days after any due date of the payment of rent or within ten (10) days after LANDLORD gives written notice to TENANT of TENANT'S material default or breach in the observance or performance of the terms, conditions or agreements herein contained, or if such breach cannot be cured reasonably within such ten (10) day period and TENANT fails to commence and diligently proceed to cure such breach within a reasonable time not to exceed thirty (30) days, LANDLORD may sue to restrain by injunction any violation or threatened violation of the covenants, conditions, or provisions of this Lease.

               c) Within thirty (30) days after any due date for the payment of rent or within thirty (30) days after LANDLORD gives written notice to TENANT of TENANT'S material default or breach in the observance or performance of the terms, conditions or agreements herein contained, LANDLORD may, without further notice to TENANT, and without demand for rent due, re-enter said premises and remove all persons and property therefrom, with or without process of law. If TENANT shall abandon or vacate, or be removed from said premises before the expiration of the term of this Lease, LANDLORD shall use reasonable efforts to relet for such rent and upon such terms as he may see fit, but such reletting shall not relieve the TENANT from its obligations to pay the rent herein set forth; provided, however, any rents received under the new lease, less the cost in obtaining a new tenant, shall be applied toward the satisfaction of said obligation to pay rent.

               13. NO WAIVER: The failure of LANDLORD or TENANT to insist upon a strict performance of any term or condition of this Lease shall not be deemed a waiver of any right or remedy that LANDLORD or TENANT may have and shall not be deemed a waiver of any subsequent breach of such term or condition.

               14. TERMINATION: If, at the expiration of the term of this Lease, TENANT shall continue to occupy said premises, such occupancy shall be on a month to month basis.

               15. QUIET ENJOYMENT: LANDLORD hereby covenants and agrees that if TENANT shall perform all the covenants and agreements herein stipulated, TENANT shall have at all times during the continuance hereof, the peaceful and quiet enjoyment and possession of the premises without any manner of hindrance from LANDLORD.
               16. ATTORNEY'S FEES AND COSTS: In the event TENANT breaches any of the covenants and agreements herein stipulated, TENANT agrees to pay reasonable attorney's fees and all costs incurred by LANDLORD arising out of said breach. In the event LANDLORD breaches any of the covenants and agreements herein stipulated, LANDLORD agrees to pay reasonable attorney=s fees and all costs incurred by TENANT arising out of said breach.

               17. WAIVER OF SUBROGATION AGREEMENT: It is agreed that the LANDLORD and the TENANT, each, hereby waive their respective rights of subrogation as to the other party of all liabilities, expenses, losses, and any other damages incurred by either party and covered under any fire, extended coverage, or other policy of insurance purchased by either of them on the property or contents located therein, to the extent that such liabilities are covered by insurance. This waiver is made voluntarily and with full knowledge of all rights each party may have to subrogation of the other parties' claims.

               18. HAZARDOUS MATERIAL; INDEMNITY: (a) To the best of his knowledge, LANDLORD hereby represents and warrants that the leased premises are in compliance with the laws and regulations governing hazardous substances and other environmental matters relating to the condition of the leased premises and the real property on which the leased premises are located. TENANT shall not cause or permit any Hazardous Material to be brought upon, kept, or used in or about the premises by TENANT, its agents, employees, contractors or invitees, without the prior written consent of LANDLORD (which consent LANDLORD shall not unreasonably withhold as long as TENANT demonstrates to LANDLORD'S reasonable satisfaction that each hazardous material and the quantities of each such hazardous material, brought upon, kept or used in or about the premises by TENANT, are necessary or useful to the permitted uses of the premises as described in Section 9 of this Lease and will be used, kept and stored in a manner that complies with all laws regulating any such hazardous material so brought upon or used or kept in or about the premises). If TENANT breaches the obligations stated in the preceding sentence, or if the presence of hazardous material on the premises caused or permitted by TENANT results in contamination of the premises, or if contamination of the premises by hazardous material otherwise occurs for which TENANT is legally liable to LANDLORD for damage resulting therefrom, then TENANT shall indemnify, defend and hold LANDLORD harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities or losses (including, without limitation, diminution in value of the premises, damages for loss or restrictions on use of rentable or usable space or of any amenity of the premises, damages arising from any adverse impact on marketing of space, and sums paid in settlement of claims, attorney's fees, consultant fees and expert fees) which arise during or after the lease term as a result of such contamination.

               This indemnification of LANDLORD by TENANT includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal, or restoration work required by any federal, state, or local governmental agency or political subdivision because of hazardous material present in the soil or groundwater on or under the premises. Without limiting the foregoing, if the presence of any hazardous material on the premises caused or permitted by TENANT results in any contamination of the premises, TENANT shall promptly take all actions at its sole expense as are necessary to return the premises to the condition existing prior to the introduction of any such hazardous material to the premises; provided that LANDLORD'S approval of such actions shall first be obtained, which approval shall not be unreasonably withheld so long as such actions would not potentially have any material adverse long-term or short-term effect on the premises. (b) As used herein, the term "hazardous material" means any hazardous or toxic substance, material or waste which is or becomes regulated by any local governmental authority, the State of Texas or the United States Government. The term "hazardous material" includes, without limitation, any material or substance that is (i) defined as a "hazardous substance" under Texas law, (ii) petroleum, (iii) asbestos, (iv) designated as a "hazardous substance" pursuant to Section 311 of the Federal Water Pollution Control Act (33 U.S.C. 1321), (v) defined as a "hazardous waste" pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act, 42 U.S.C. 6901 et seq. (42 U.S.C. 6903), (vi) defined as a "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. 9601 et seq. (42 U.S.C. 9601), or (vii) defined as a "regulated substance" pursuant to Subchapter IX, Solid Waste Disposal Act (Regulation of Underground Storage Tanks), 42 U.S.C. 6991 et seq.

               19. RIGHT OF FIRST REFUSAL: In the event LANDLORD shall receive a bona fide written offer acceptable to LANDLORD from a third party to purchase the property, then LANDLORD shall by written notice to TENANT enclosing the details (except names) of such written bona fide offer, offer to TENANT the right to enter into a contract for the purchase of the property. TENANT shall have thirty (30) calendar days after mailing of such notice and offer in which to accept in writing such offer upon such terms and conditions specified therein. Upon acceptance of such offer by TENANT, LANDLORD and TENANT shall enter into a contract for the purchase of the property upon the terms and conditions specified in the notice and offer from LANDLORD to TENANT. Mailing of notice shall be by overnight courier service. In the event TENANT shall fail to accept the terms and conditions of sale during such thirty (30) day period, LANDLORD shall thereafter be free to sell the property upon the terms and conditions specified in the bona fide written offer made by such third party, provided that, if the sale of the property upon the terms and conditions specified in such bona fide written offer by such third party is not consummated within sixty (60) days after the mailing of the notice to TENANT provided by this Section 19, the premises may not be sold to any third party unless and until LANDLORD shall recommence the procedure provided by this Section 19 by again giving notice to TENANT as provided herein.

               20. SEVERABILITY: The provisions of this Lease are severable in that should any provision be held to be illegal, invalid, or unenforceable by a court of competent jurisdiction, the legality, validity and enforceability of the other provisions herein shall not be affected, but they shall remain in full force and effect.

               21. EMINENT DOMAIN: If the whole of the Premises shall be taken or condemned by any competent authority for any public use or purpose or if such portion thereof shall be taken or condemned as shall materially change the character of the Premises so as to prevent TENANT from using them in substantially the same manner as theretofore used, the term hereby granted shall cease on the day prior to the taking of possession by such authority or the day prior to vesting of title in such authority, whichever first occurs, and an appropriate pro rata portion of any rent paid in advance by TENANT shall be refunded.

               If a portion of the Premises shall be condemned or taken, and if such taking does not result in a material alteration in the character of the Premises so as to prevent TENANT from using them in substantially the same manner as theretofore used, then this Lease shall continue in effect, and any damage to the Premises shall be repaired by LANDLORD. After the date taken, TENANT is required to surrender possession of the portion taken and the rental payable hereunder shall be reduced in proportion to the decrease in the fair rental value of the Premises.

               If all or a portion of the adjoining parking area shall be condemned or taken so as to deprive TENANT of necessary parking or so as to in some other way materially affect the TENANT's ability to conduct its business, then TENANT may at its option cancel and terminate this Lease upon giving LANDLORD notice within thirty (30) days of such taking. In the event TENANT shall elect not to cancel and remain in possession and occupation of the Premises, however, the terms and conditions of this Lease shall remain in full force and effect.

               The entire award of damages or compensation for a taking of the Premises, whether such taking be in whole or in part, shall belong to and be the property of LANDLORD, except for such compensation as may be made for TENANT's moving or relocation expenses, TENANT's business interruption losses, and for the taking of TENANT's trade fixtures, which compensation shall belong to and be the property of TENANT.

               If the Premises shall be taken or condemned by any governmental authority for temporary use or occupancy, this Lease shall continue in full force and effect without reduction or abatement of rent, and the rights of the parties shall be unaffected by the other provisions of this Section. In the event of such temporary taking, the entire award of damages in respect of the Premises shall belong to TENANT; and LANDLORD assigns TENANT any and all interest it may have in such award. To the extent TENANT is prevented by such temporary taking or occupancy from fulfilling its obligations hereunder, TENANT's failure to do so shall not be deemed a default under this Lease.

               22. ESTOPPEL LETTERS: Either party hereto shall, at any time and from time to time upon not less than ten (10) days prior written notice from the other execute, acknowledge and deliver to the requesting party a statement in writing certifying that this Lease is unmodified and in full force and effect (or if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect), and the dates to which the rental and other charges are paid in advance, if any, and acknowledging that there are not, to the certifying party's knowledge, any uncured defaults on the part of the other party hereunder, and that no event has occurred that, by the giving of notice or the passage of time or both, would constitute a default, or specifying such defaults or events if they are claimed. Any such statement requested by either party may be relied upon by any prospective purchaser or encumbrancer of [the building or] the Premises. Failure of a party to deliver such statement within such time shall be conclusive upon such party that this Lease is in full force and effect, without modification, except as may be represented by the requesting party, that there are no uncured defaults in the requesting party's performance, and that not more than one (1) month rental has been paid in advance.

               23. LIENS: Nothing herein contained shall be construed as authorizing TENANT to incur any mechanic's lien or liens against the Premises for any work performed, labor, or other material furnished hereunder. If any lien shall be filed against the interests of LANDLORD or of TENANT in the Premises or asserted against any rent payable hereunder by reason of work, labor, service or materials supplied or claimed to have been supplied on or to the Premises at the request of, or with the permission of TENANT, or any claiming under TENANT, TENANT shall, within thirty (30) days after notice of the filing thereof, or the assertion thereof, against such rents, cause the same to be discharged of record or effectively prevent the enforcement or foreclosure thereof against the Premises of such rent by contest payment, deposit, bond, order of Court or otherwise.

               24. GOVERNING LAW: This Lease is governed by the laws of the State of Tennessee and exclusive jurisdiction for any litigation or arbitration arising out of same is in Maury County, Tennessee.

               25. GENDER AND NUMBER/CAPTIONS: The words "LANDLORD" and "TENANT", and the pronouns referring thereto, shall be construed singular or plural, masculine, feminine or neuter as the facts warrant. The captions of the provisions of this Lease are provided for convenience only and shall not limit or extend the meaning or terms of any paragraph or section contained herein.

               26. ENTIRE AGREEMENT: This Lease contains the entire agreement between the parties, and any agreement hereafter made shall be ineffective to change, modify or discharge it in whole or in part unless same is in writing and signed by the party against whom enforcement of the change, modification or discharge is sought. This Lease supersedes and voids all prior proposals, letters, and agreements, oral or written. This Lease shall be interpreted and construed in accordance with the laws of the State of Tennessee.

               IN WITNESS WHEREOF, the parties have set their signatures, in duplicate, on the day and date first above written.


                                            -----------------------------------
                                            Bertrand L. Taylor
                                            LANDLORD
                                            Office Master of Texas, Inc.


                                            By_________________________________

STATE OF COLORADO
COUNTY OF ___________

               Personally appeared before me, the undersigned, Bertrand L. Taylor, with whom I am personally acquainted, and who acknowledged that he executed the within instrument for the purposes therein contained.

               WITNESS my hand, at office, this _____ day of February, 1998.


My commission expires:

______________________              ___________________________________
                                    Notary Public


STATE OF COLORADO
COUNTY OF ____________

               Personally appeared before me, the undersigned, ____________________________, with whom I am personally acquainted, and who acknowledged that he executed the within instrument for the purposes therein contained, and who further acknowledged that he is the ___________________ of Office Master of Texas, Inc., and is authorized by the makers to execute this instrument on behalf of the makers.

               WITNESS my hand, at office, this _____ day of February, 1998.


My commission expires:

______________________              ______________________________________
                                    Notary Public